EXHIBIT 99.1
News Release
For more information contact:
Jeff Elliott or Geralyn DeBusk
Halliburton Investor Relations
972-458-8000
DAVE & BUSTER’S, INC. AGREES TO BE ACQUIRED BY
WELLSPRING CAPITAL FOR $18.05 CASH PER SHARE
DAVE & BUSTER’S ANNOUNCES THIRD QUARTER RESULTS OF OPERATIONS
DALLAS – December 8, 2005 — Dave & Buster’s, Inc. (NYSE: DAB), a leading operator of upscale restaurant/entertainment complexes, announced today that it has entered into a definitive merger agreement with an affiliate of Wellspring Capital Management LLC, a private equity firm, pursuant to which an affiliate of Wellspring will acquire all of Dave & Buster’s outstanding shares for $18.05 per share in cash.
The merger agreement has been unanimously approved by the Dave & Buster’s board of directors. The total transaction value is approximately $375 million, including the assumption of Dave & Buster’s debt. Completion of the transaction is subject to customary conditions and regulatory approvals, and the approval of Dave & Buster’s shareholders. The parties expect that the merger will be consummated in the second quarter of 2006. Wellspring has furnished Dave & Buster’s with commitment letters for the equity and debt financing necessary for the transaction. The merger is not subject to a financing condition.
“We believe that this proposal to buy the company offers all of us as shareholders a unique opportunity to realize value at a time when the company has been challenged to perform up to expectations,” said Buster Corley, Chief Executive Officer of Dave & Buster’s.
Dave Corriveau, President of Dave & Buster’s, continued, “We have been impressed with Wellspring’s level of commitment and financial backing. They will contribute to the enhancement of the Dave & Buster’s brand with their management expertise, innovative operating and financing strategies and access to capital.”
Greg S. Feldman, Partner of Wellspring Capital, said, “Dave & Buster’s has been a leader in combining high-quality food and interactive entertainment. We look forward to working with the Dave & Buster’s management team to continue the expansion of the Dave & Buster’s concept.”
Piper Jaffray & Co. is acting as exclusive financial advisor to Dave & Buster’s in connection with the merger transaction and has rendered a fairness opinion to the Dave & Buster’s Board of Directors.

J.P. Morgan Securities Inc. is acting as exclusive financial advisor to Wellspring Capital and as sole lead arranger for the financing.
THIRD QUARTER RESULTS OF OPERATIONS
Separately, Dave & Buster’s announced today its results of operations for its fiscal third quarter and 39 weeks ending October 30, 2005.
Total revenue for the third quarter increased 25.7 percent to $105.6 million from $84.0 million in the prior year’s comparable quarter. Food and beverage revenue increased 28.2 percent, and amusement and other revenue increased 22.7 percent. Revenue from comparable stores increased 3.2 percent for the quarter. Special event revenue on a comparable store basis was 13.9 percent of total revenue, compared to 14.5 percent of total revenue in the third quarter last year. The company estimates that hurricane Wilma reduced revenues for the quarter by approximately $0.3 million. Operating loss for the quarter was $(3.6) million compared to operating income of $0.7 million in the prior year. The current quarter includes $.5 million in previously disclosed expenses related to the second quarter closing of the Mall of America Jillian’s location. In addition, pre-opening expenses of $1.5 million were incurred in the quarter compared to $0.9 million last year. Utility expense during the quarter increased by approximately 70 basis points compared to the same period last year primarily as a result of higher oil and natural gas prices. The net loss for the quarter was $(3.2) million, or $(0.23) per basic share compared to net income breakeven for the same period last year.
Total revenues for the 39-week period increased 23.6 percent to $332.2 million from $268.9 million for the comparable period last year. Food and beverage revenue increased 27.2 percent, and amusement and other revenue increased 19.5 percent. Special event revenue on a comparable store basis was 13.6 percent of total revenue, compared to 13.5 percent of total revenue in the comparable period last year. Operating income was $5.1 million, compared to $12.1 million for the prior year. The period includes the pretax charge of $3.0 million for the closure of the Mall of America location. Pre-opening expenses during the 39-week period were $2.4 million compared to $1.0 million last year. Net income was $0.1 million, or $0.01 per diluted share, compared to $5.7 million, or $0.41 per diluted share, in the prior year.
ABOUT DAVE & BUSTER’S
Celebrating over 23 years of operations, Dave & Buster’s was founded in 1982 and is one of the country’s leading upscale, restaurant/entertainment concepts with 46 locations throughout the United States and in Canada. More information on the company, including the latest investor presentation is available on the company’s Website, www.daveandbusters.com .
ABOUT WELLSPRING
Founded in 1995, Wellspring Capital Management LLC is a New York-based private equity firm with more than $2 billion in equity capital under management. The firm takes controlling positions in promising middle-market companies where it can realize substantial value by contributing innovative operating and financing strategies and capital. Wellspring’s limited partners include some of the largest and most respected institutional investors in the U.S., Canada, and Europe. The firm consistently ranks among the top-performing private equity funds specializing in the middle market.

Wellspring Capital’s current portfolio includes investments in food distribution, for-profit, post-secondary education, golf retail, steel servicing, and other industries. For more information visit Wellspring Capital’s website at www.wellspringcapital.com.
NOTE CONCERNING THIRD QUARTER CONFERENCE CALL
Tomorrow, Friday, December 9, 2005, at 11:30 a.m. Eastern Time (10:30 a.m. Central Time), Dave & Buster’s will hold its regularly scheduled quarterly conference call to discuss its third quarter results of operations. The call will be webcast by CCBN and can be accessed at the Dave & Buster’s web site at www.daveandbusters.com. Individual investors can listen to the call through CCBN’s individual investor center, www.companyboardroom.com. In addition, investors can access the call by visiting any of the investor sites in the CCBN Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, www.streetevents.com.
“Safe Harbor” Statements Under the Private Securities Litigation Reform Act of 1995
Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitations, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “projects,” “believes,” “intends,” “should,” or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open new high-volume restaurant/entertainment complexes; our ability to raise and access sufficient capital in the future; changes in consumer preferences, general economic conditions or consumer discretionary spending; the outbreak or continuation of war or other hostilities involving the United States; potential fluctuation in our quarterly operating result due to seasonality and other factors; the continued service of key management personnel; our ability to attract, motivate and retain qualified personnel; the impact of federal, state or local government regulations relating to our personnel or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in our industry; additional costs associated with compliance with the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in our reports filed with the SEC.
THIS COMMUNICATION IS BEING MADE IN RESPECT OF THE PROPOSED MERGER TRANSACTION INVOLVING DAVE & BUSTER’S, INC. AND AN AFFILIATE OF WELLSPRING CAPITAL MANAGEMENT LLC. IN CONNECTION WITH THE PROPOSED TRANSACTION, DAVE & BUSTER’S, INC. WILL BE FILING A PROXY STATEMENT AND RELEVANT DOCUMENTS CONCERNING THE TRANSACTION WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”). SHAREHOLDERS OF DAVE & BUSTER’S, INC. ARE URGED TO READ THE PROXY STATEMENT AND

ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS CAN OBTAIN FREE COPIES OF THE PROXY STATEMENT AND OTHER DOCUMENTS WHEN THEY BECOME AVAILABLE BY CONTACTING INVESTOR INFORMATION AT HTTP://WWW.DAVEANDBUSTERS.COM OR BY MAIL AT DAVE & BUSTER’S, INC. INVESTOR RELATIONS, 2481 MANANA DRIVE, DALLAS, TEXAS 75220, OR BY TELEPHONE: 972-458-8000. IN ADDITION, DOCUMENTS FILED WITH THE SEC BY DAVE AND BUSTER’S, INC. ARE AVAILABLE FREE OF CHARGE AT THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.
DAVE & BUSTER’S, INC. AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF DAVE & BUSTER’S, INC. IN CONNECTION WITH THE PROPOSED TRANSACTION. INFORMATION REGARDING THE SPECIAL INTERESTS OF THESE DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSED TRANSACTION WILL BE INCLUDED IN THE PROXY STATEMENT OF DAVE & BUSTER’S, INC. DESCRIBED ABOVE. INFORMATION REGARDING DAVE & BUSTER’S, INC.’S DIRECTORS AND EXECUTIVE OFFICERS IS ALSO AVAILABLE IN ITS PROXY STATEMENT FOR ITS 2005 ANNUAL MEETING OF SHAREHOLDERS, WHICH WAS FILED WITH THE SEC ON MAY 2, 2005. THIS DOCUMENT IS AVAILABLE FREE OF CHARGE AT THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV AND FROM INVESTOR RELATIONS AT DAVE & BUSTER’S, INC. AS DESCRIBED ABOVE.

DAVE & BUSTER’S, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 30, 2005	January 30, 2005

ASSETS

Current assets:
Cash and cash equivalents	$1,860	$7,624
Other current assets	47,888	34,581

Total current assets	49,748	42,205

Property and equipment, net	345,105	331,478

Other assets and deferred charges	21,767	23,725

Total assets	$416,620	$397,408

LIABILITIES AND SHAREHOLDERS’ EQUITY

Total current liabilities	$60,697	$49,861

Other long-term liabilities	74,292	70,251

Long-term debt	81,194	80,351

Shareholders’ equity:
Common stock	137	135
Paid-in capital	124,948	122,173
Restricted stock awards	1,998	1,454
Accumulated other comprehensive income	290	225
Retained earnings	74,910	74,804

	202,283	198,791
Less: treasury stock	1,846	1,846

Total shareholders’ equity	200,437	196,945

Total liabilities and shareholders’ equity	$416,620	$397,408

DAVE & BUSTER’S, INC.
Consolidated Statements of Income
(dollars in thousands, except per share amounts)
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	October 30, 2005		October 31, 2004
			(as restated)

Food and beverage revenues	$58,212	55.1%	$45,395	54.0%
Amusement and other revenues	47,433	44.9%	38,648	46.0%

Total revenues	105,645	100.0%	84,043	100.0%

Cost of products	20,858	19.7%	16,027	19.1%
Operating payroll and benefits	31,590	29.9%	24,745	29.4%
Other store operating expenses	37,530	35.5%	27,356	32.7%
General and administrative expenses	7,819	7.4%	6,257	7.4%
Depreciation and amortization	9,934	9.4%	8,089	9.6%
Preopening costs	1,495	1.4%	876	1.0%

Total operating expenses	109,226	103.3%	83,350	99.2%

Operating income (loss)	(3,581)	(3.3)%	693	0.8%
Interest expense, net	1,458	1.4%	832	1.0%

Income (loss) before provision for income taxes	(5,039)	(4.7)%	(139)	(0.02)%
Provision (benefit) for income taxes	(1,839)	(1.7)%	(51)	(0.01)%

Net income (loss)	$(3,200)	(3.0)%	$(88)	(0.01)%

Net income (loss) per share
Basic	$(0.23)		$0.00
Diluted	$(0.23)		$0.00

Weighted average shares outstanding
Basic weighted average shares outstanding	13,657		13,381
Diluted weighted average shares outstanding	13,657		13,381

Other information:
Company operated stores open	45		34

EBITDA, which is earnings before interest, taxes, depreciation and amortization, is used by management, bankers and investors to evaluate a company’s ability to repay debt and for compliance of certain debt covenants.

Total net income (loss)	$(3,200)		$(88)
Add back: depreciation and amortization	9,934		8,089
interest expense, net	1,458		832
provision for income taxes	(1,839)		(51)

	$6,353		$8,782

DAVE & BUSTER’S, INC.
Consolidated Statements of Income
(dollars in thousands, except per share amounts)
(unaudited)

	39 Weeks Ended		39 Weeks Ended
	October 30, 2005		October 31, 2004
			(as restated)

Food and beverage revenues	$179,982	54.2%	$141,446	52.6%
Amusement and other revenues	152,227	45.8%	127,407	47.4%

Total revenues	332,209	100.0%	268,853	100.0%

Cost of products	63,061	19.0%	51,031	19.0%
Operating payroll and benefits	96,665	29.1%	77,218	28.7%
Other store operating expenses	110,339	33.2%	84,625	31.5%
General and administrative expenses	22,715	6.8%	18,356	6.8%
Depreciation and amortization	31,992	9.7%	24,484	9.1%
Preopening costs	2,377	0.7%	1,012	0.4%

Total operating expenses	327,149	98.5%	256,726	95.5%

Operating income	5,060	1.5%	12,127	4.5%
Interest expense, net	4,892	1.5%	3,412	1.3%

Income before provision for income taxes	168	0.0%	8,715	3.2%
Provision for income taxes	62	0.0%	3,001	1.1%

Net income	$106	0.0%	$5,714	2.1%

Net income per share
Basic	$0.01		$0.43
Diluted	$0.01		$0.41

Weighted average shares outstanding
Basic weighted average shares outstanding	13,562		13,302
Diluted weighted average shares outstanding	14,249		14,046

Other information:
Company operated stores open	45		34

EBITDA, which is earnings before interest, taxes, depreciation and amortization, is used by management, bankers and investors to evaluate a company’s ability to repay debt and for compliance of certain debt covenants.

Total net income	$106		$5,714
Add back: depreciation and amortization	31,992		24,484
interest expense, net	4,892		3,412
provision for income taxes	62		3,001

	$37,052		$36,611

DAVE & BUSTER’S, INC.
Consolidates Statements of Cash Flow
(dollars in thousands)
(unaudited)

	39 Weeks Ended	39 Weeks Ended
	October 30, 2005	October 31, 2004
		(as restated)

Cash flows from operating activities:
Income	$106	$5,714
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization	31,992	24,484
Deferred income tax benefit	(78)	(2,086)
Tax benefit related to stock option exercises	777	525
Amortization of restricted stock awards	544	386
Warrants related to convertible debt	192	191
Other, net	33	141

Changes in operating assets and liabilities
Inventories	(2,160)	(1,638)
Prepaid expenses	(10,888)	(1,459)
Other current assets	(260)	1,303
Other assets and deferred charges	3,591	1,548
Accounts payable	7,632	354
Accrued liabilities	2,045	2,648
Income taxes payable	(4,452)	(2,533)
Deferred rent liability	2,935	(1,638)
Other liabilities	1,033	3,677

Net cash provided by operating activities	33,042	31,617

Cash flows from investing activities:
Capital expenditures	(41,870)	(28,721)
Business acquisition	—	(4,742)
Proceeds from sales of property and equipment	198	519
Other investing activities	(1,158)	86

Net cash used in investing activities	(42,830)	(32,858)

Cash flows from financing activities:
Borrowings under long-term debt	22,000	7,250
Repayments of long-term debt	(19,974)	(6,417)
Proceeds from exercises of stock options	1,998	2,104

Net cash provided by (used in) financing activities	4,024	2,937

Increase (decrease) in cash and cash equivalents	(5,764)	1,696
Beginning cash and cash equivalents	7,624	3,897

Ending cash and cash equivalents	$1,860	$5,593

DAVE & BUSTER’S, INC.
Earnings (Loss) per Share
(dollars in thousands)
(unaudited)
The following table sets forth the computation of basic and diluted earnings (loss) per share:

	13 Weeks Ended		39 Weeks Ended
	October 30,	October 31,	October 30,	October 31,
	2005	2004	2005	2004
		(As restated, Note 2)		(As restated, Note 2)

Numerator for basic earnings (loss) per common share — net income (loss)	$(3,200)	$(88)	$106	$5,714
Impact of convertible debt interest and fees	—	—	—	—
Amortization of convertible debt warrants	—	—	—	—

Numerator for diluted earnings (loss) per common share	$(3,200)	$(88)	$106	$5,714

Denominator for basic earnings (loss) per common share — weighted average shares (in thousands)	13,657	13,381	13,562	13,302
Dilutive securities:
Employee stock options/restricted stock	—	—	561	632
Convertible debt	—	—	—	—
Warrant shares	—	—	126	112

Denominator for diluted earnings per common share — adjusted weighted average shares (in thousands)	13,657	13,381	14,249	14,046

Basic earnings (loss) per common share	$(0.23)	$0.00	$0.01	$0.43
Diluted earnings (loss) per common share	$(0.23)	$0.00	$0.01	$0.41

Antidilutive shares excluded from the computation of diluted income (loss) per share (in thousands):

Employee stock options/restricted stock	458	599	—	—
Convertible debt	2,322	2,322	2,322	2,322
Warrant shares	59	125	—	—

Total	2,839	3,046	2,322	2,322